Silver Triangle Building
25505 West Twelve Mile Road, Suite 3000
Southfield, MI 48034-8339
(248) 353-2700
www.creditacceptance.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date: July 18, 2005

Investor Relations: Douglas W. Busk
Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

NASDAQ Symbol: CACCE

CREDIT ACCEPTANCE ANNOUNCES RECEIPT OF DELISTING NOTICE FROM NASDAQ

Southfield, Michigan – July 18, 2005 – Credit Acceptance Corporation (NASDAQ: CACCE) Credit Acceptance Corporation (the “Company”) announced today that it has received notice that the Company’s common stock will be delisted from the Nasdaq National Market (“Nasdaq”) prior to the market opening on Wednesday, July 20, 2005.

On June 24, 2005, the Company issued a press release announcing a change in accounting methodology for its loan portfolio and the Company’s pending restatement of its previously reported financial results. On June 29, 2005, the Company submitted a request to the Nasdaq Listing Qualifications Panel (the “Panel”) for an extension of time to file its annual report on Form 10-K for the year ended December 31, 2004 and its required 2005 filings. Previously, on May 27, 2005, the Panel had granted an extension through June 30, 2005.

As previously announced, the Company anticipates the process to restate the Company’s financial results could take six months or more to complete. The Company intends to reapply for listing on the Nasdaq National Market as soon as possible after it has completed the process of restating its financial statements and has become current with its periodic reports. In the interim, the Company expects that quotations for its common stock will appear in the National Daily Quotations Journal, often referred to as the “Pink Sheets,” where subscribing dealers can submit bid and ask prices on a daily basis. Information regarding the Pink Sheets Electronic Quotation Service is available at http://www.pinksheets.com/.

Cautionary Statement Regarding Forward Looking Information

Certain statements in this release that are not historical facts, such as those using terms like “believes,” “expects,” “anticipates,” “assumptions,” “forecasts,” “estimates” and those regarding the Company’s future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent the Company’s outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

•	the Company’s potential inability to accurately forecast and estimate the amount and timing of future collections,

•	the Company’s pending restatement of prior years financial statements,

•	increased competition from traditional financing sources and from non-traditional lenders,

•	the unavailability of funding at competitive rates of interest,

•	the Company’s potential inability to continue to obtain third party financing on favorable terms,

•	the Company’s potential inability to generate sufficient cash flow to service its debt and fund its future operations,

•	adverse changes in applicable laws and regulations,

•	adverse changes in economic conditions,

•	adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

•	the Company’s potential inability to maintain or increase the volume of automobile loans,

•	an increase in the amount or severity of litigation against the Company,

•	the loss of key management personnel or the inability to hire qualified personnel,

•	the effect of terrorist attacks and potential attacks, and

•	various other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company’s results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded under the symbol CACCE. For more information, visit www.creditacceptance.com.